UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2014 (May 14, 2014)

TENNECO INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12387	76-0515284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 14, 2014, Tenneco Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. The stockholders voted on the matters set forth below. A copy of the press release announcing the voting results is attached as Exhibit 99.1.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	Votes For	Votes Against	Abstentions	Broker Non Votes
Thomas C. Freyman	53,238,157	47,872	57,417	3,032,482
Dennis J. Letham	53,237,912	47,724	57,810	3,032,482
Hari N. Nair	52,654,890	630,702	57,854	3,032,482
Roger B. Porter	52,574,417	710,622	58,407	3,032,482
David B. Price, Jr.	52,808,069	476,997	58,380	3,032,482
Gregg M. Sherrill	51,269,258	2,016,622	57,566	3,032,482
Paul T. Stecko	52,688,900	589,390	65,156	3,032,482
Jane L. Warner	53,231,018	54,564	57,864	3,032,482

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the fiscal year 2014 was approved based upon the following votes:

Votes for	56,215,443
Votes against	100,069
Abstentions	60,416

There were no broker non-votes for this item.

3. The proposal to approve the compensation of our named executive officers was approved based upon the following advisory, non-binding vote:

Votes for	49,273,854
Votes against	2,354,746
Abstentions	1,714,846
Broker non-votes	3,032,482

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: May 14, 2014	By:	/s/ James D. Harrington
James D. Harrington Senior Vice President, General Counsel and Corporate Secretary